UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-effective amendment no. 2 to Form S-8 Registration Statement no. 333-202547

Rio Tinto plc	Rio Tinto Limited ABN 96 004 458 404

England and Wales	None	Australia	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 St. James’s Square London, SW1Y 4AD United Kingdom (Address of principal executive offices)	Level 43, 120 Collins Street Melbourne, Victoria 3000 Australia (Address of principal executive offices)

Rio Tinto plc Performance Share Plan 2013	Rio Tinto Limited Performance Share Plan 2013

Cheree Finan
Corporate Secretary
Rio Tinto Services Inc.
80 State Street
Albany, New York, 12207-2543
(Name and address of agent for service)

(801) 204-2251
(Telephone number, including area code, for agent for service)

Explanatory Note:

Rio Tinto plc and Rio Tinto Limited (the “Company”) has previously filed with the Securities and Exchange Commission SEC on March 6, 2015, the Registration Statement on Form S-8 (File No. 333-202547) (the “Registration Statement”), registering 1,740,000 ordinary shares of 10 p each of Rio Tinto plc to be issued under the Rio Tinto plc Performance Share Plan 2013 (the “RTP PSP”), and 200,000 shares of Rio Tinto Limited to be issued under the Rio Tinto Limited Performance Share Plan 2013 (the “RTL PSP”).

The Company has terminated the offering of its securities pursuant to the Registration Statement for the RTP PSP and RTL PSP. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of London, United Kingdom, on December 19, 2022.

Rio Tinto plc	Rio Tinto Limited
(Registrant)	(Registrant)

By /s/ Steve Allen	By /s/ Steve Allen
Steve Allen	Steve Allen
Company Secretary	Joint Company Secretary
(Signature and Title)	(Signature and Title)